UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

Carolco Pictures, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Suite 500, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 826-9307

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of March 3, 2017, Carolco Pictures, Inc. (the “Company”) amended its Articles of Incorporation to amend the Certificate of Designation (the “Certificate of Designation”) for the Company’s Series C Preferred Stock (the “Series C Stock”).

The amendment of the Certificate of Designation inserted a 4.99% equity blocker to the conversion provisions thereof, which prevents the holder of the Series C Stock from converting the Series C Stock into common stock of the Company if such conversion would result in such holder’s ownership at any given time exceeding 4.99% of the Company’s outstanding common stock (which blocker may be waived by the holder upon 60 days’ prior notice to the Company). No other changes were made to the Certificate of Designation.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

The Certificate of Designation for the Series C Stock is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1*	Second Amended Certificate of Designation of Series C Preferred Stock of the Company, effective as of March 3, 2017.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: March 6, 2017	By:	/s/ David Cohen
David Cohen, Chief Executive Officer